Exhibit 21

SUBSIDIARIES OF REGISTRANT (at May 13, 2005)

ORGANIZED UNDER
LAW OF
Alliance One International, Inc.	Virginia
A.D. DIMON Gorica	Macedonia
A.D. DIMON Mara Dimova	Macedonia
Adams International Ltd.	Thailand
Africa Holding S.A.	Luxembourg
Agroexpansion S.A.	Spain
Alliance One International	North Carolina
Alliance One International A.G.	Switzerland
Alliance One International Services Limited	U.K.
Austro-Hellenique S.A. DeBatiment	Greece
Carolina Trading Corporation	North Carolina
CdF Eastern Europe A/O	Russia
Cdf International S.A.	Uruguay
Compania General de Tabacos de Filipinas	Spain
Cordillerana Tabacalera Paraguaya S.A.	Paraguay
CRES Neva Co. Ltd.	Russia
CRES Tobacco Company Inc	North Carolina
DIMON (Malawi) Ltd.	Malawi
DIMON Argentina S.A.	Argentina
DIMON Bulgaria EOOD	Bulgaria
DIMON Congo S.p.r.l.	Congo
DIMON do Brasil Tabacos Ltda.	Brazil
DIMON E.S.S.	Greece
DIMON Exportadora de Fumos	Brazil
DIMON Guatemala, S.A.	Guatemala
DIMON Hellas Tobacco S.A.	Greece
DIMON International d.o.o. Belgrade	Serbia
DIMON International Kyrgystan	Kyrgyzstan
DIMON International Tabak B.V.	The Netherlands
DIMON Leaf (Thailand) Ltd.	Thailand
DIMON Limited UK	U.K.
DIMON Mexico, S.A. de C.V.	Mexico
DIMON Morogoro Tobacco Processors Limited	Tanzania
DIMON Turk Tutun A.S.	Turkey
DIMON-Rotag AG	Germany
Domitab, S.A.	Dominican Republic
Fumex Tabacalera Ltda.	Brazil
Greene Natural Fibers, LLC	North Carolina
Holdings International Service Corp.	Bermuda
Intabex Germany Rohtabakwerk GmbH, Glauzig	Germany
Intabex Netherlands BV	The Netherlands
Intabex Worldwide S.A.	Luxembourg
International Tobacco Funding, S.L.	Spain
Jas. I. Miller Tobacco Co. Inc	North Carolina
Leaf Trading Company Ltd.	Russia
LRH Travel Ltd.	U.K.
Mashonaland Tobacco Company (Pvt) Ltd.	Zimbabwe

SUBSIDIARIES OF REGISTRANT (at May 13, 2005) (Continued)

ORGANIZED UNDER
LAW OF
Mauritius Tobacco Investments Ltd.	Mauritius
Meridional deTabacos Ltda	Brazil
N.G. Fleming Ltd.	United Kingdom
P.T. Mayangsari	Indonesia
P.T. Indonesia Tri Sembilam	Indonesia
Rio Grande Tabacos Ltda.	Brazil
Siam Tobacco Export Corporation Ltd.	Thailand
Siam Ventures Ltd	Thailand
Siemssen Threshie (Malawi) Ltd.	Malawi
Spierer Tutun Ihracat Sanayi Ticaret A.S.	Turkey
Stancom Tanzania (Jersey) Ltd.	Jersey
Stancom Tobacco (Kenya) Ltd.	Kenya
Stancom Tobacco (Private) Ltd	Zimbabwe
Stancom Tobacco Company (Malawi) Ltd.	Malawi
Stancom Tobacco Services (Mozambique) Lda.	Mozambique
Stancom Tobacco Services (Zambia) Ltd	Zambia
Standard Brazil Ltd	Jersey
Standard Commercial Corporation	North Carolina
Standard Commercial Hellas S.A.	Greece
Standard Commercial SA	Switzerland
Standard Commercial Services Inc.	North Carolina
Standard Commercial Tobacco (M) Ltd.	Malawi
Standard Commercial Tobacco Co. Inc.	North Carolina
Standard Commercial Tobacco Company (UK) Ltd.	United Kingdom
Standard Commercial Tobacco Company of Canada Ltd.	Canada
Standard Commercial Tobacco Services (UK) Ltd.	United Kingdom
Standard Commercial Tobacco Singapore Pte Ltd.	Singapore
Standard Tobacco Argentina S.A.	Argentina
StanSun Leaf Tobacco Company	Kyrgyzstan
Tabacosfil Paraguay S.A. Comercial	Paraguay
Tabagri (2003) Ltd	Malawi
Tabmarc Ltd	Malawi
Tobacco de Manica Limitada	Mozambique
Tobacco Development Company Ltd	Zambia
Tobacco Processors (Zimbabwe) (Private) Ltd	Zimbabwe
Tobacos de Tete	Mozambique
Trans-Continental Leaf Tobacco Corporation	Leichtenstein
Trans-Continental Participacoes e Empreendimentos Ltda.	Brazil
Trans-Continental Tobacco India Pvt Ltd	India
W. A. Adams Company	North Carolina
Werkhof GmbH	Germany
World Wide Tobacco España S.A.	Spain
Yardiner S.A.	Uruguay
Zambia & Overseas Tobacco Co Ltd	Zambia

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